AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 11th day of October, 2016, to the Transfer Agent Servicing Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

Exhibit G, the Rareview Longevity Income Generation Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/John J. Hedrick	By: /s/Michael L. Ceccato

Name: John J. Hedrick	Name: Michael L. Ceccato

Title: President	Title: Senior Vice President

Exhibit G to the Series Portfolios Trust Transfer Agent Servicing Agreement

Name of Series
Rareview Longevity Income Generation Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at October, 2016

Annual Service Charges to the Fund*
Base Fee per CUSIP	$___ first CUSIP, $___ each additional CUSIP
NSCC Level 3 Accounts	$___ per open account
No-Load Fund Accounts	$___ per open account
Load Fund Accounts	$___ per open account
Daily Accrual Fund Accounts	$___ per open account
Closed Accounts	$___ per closed account

Annual Basis Point Fee
___ basis point on the first $___
___ basis points on the next $___
___ basis points on the balance

Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, mutual fund profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the   month in which such account is closed. The monthly fee for a closed account shall be charged in the month following    the month during which such account is closed

Exhibit G (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule at October, 2016
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $___ per CUSIP
Expedited CUSIP Setup – $___ per  CUSIP (Less than 35 days)
FAN Web Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
FAN Web Premium (Fund Groups over 50,000 open accounts)
Implementation – $___ per fund group – includes up to 90 hours of technical/BSA support
Annual Base Fee – $___ per year
FAN Web Select (Fund Groups under 50,000 open accounts)
Implementation – $___ per fund group – includes up to 45 hours of technical/BSA support
Annual Base Fee – $___ per year
Customization – $___ per hour – (subject to change at prevailing rates of vendor)
Activity (Session) Fees:
Inquiry – $___ per event
Account Maintenance – $___ per event
Transaction – financial transactions, duplicate statement requests, etc. – $___ per event
New Account Set-up – $___ per event (Not available with FAN Web Select)
Strong Authentication:
$___ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $___ per year
Per Record Charge
Rep/Branch/ID – $___
Dealer – $___
Price Files – $___ per record or $___ per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
▪	Account inquiry
- Inquiry - $___ per event
-	Vision ID - $___ per month per ID
▪	Transaction Processing*
- Implementation Fee - $___ per Management Company
- Transaction – purchase, redeem, and exchange - $___ per event
- Monthly Minimum Charge - $___ per month
▪	Electronic Statements*
-	Implementation- $___ per fund group
-	Load charges-$___ per image
-	Archive charge (for any image stored beyond 2 years)-$ ___ per document
*Vision ID and event charges also apply.
Fund Source
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
$___ per Month – Unlimited Users
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$___ per Email

Exhibit G (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at October, 2016
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	RMOD – Statement Storage & Retrieval
Setup: $___ per user
Support: $___ per user per month
ReportSource – Report and Data File Storage & Retrieval
Setup: Included in initial fund setup on Transfer Agent system
$___ per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
Standard ad-hoc select: $___ per file
Custom coded data for recurring, scheduled delivery: $___ per hour consultation and programming development
Support: $___ per file per month for recurring files/reports scheduled for delivery via Report Source.
Recurring files scheduled for delivery via Report Source.
Custom Electronic File Exchange (DDS delivery of standard TIP files)
Setup: $___ one-time fee
Support: $___   per file per month
File Delivery to Alternate Sales Reporting Provider
Setup: $___ one-time fee
Maintenance Fee: $___   per file per month
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
$___ implementation
$___ per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
$___ implementation
$___ per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
$___ implementation
$___ per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
$___ implementation
$___ per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
$___ implementation
$___ per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
$___ implementation
$___ per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
$___ per month
Programming Charges
$___ per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
Fund setup programming (transfer agent system, statements, options, etc.)
Conversion programming
Customized service development
Voice response system setup (menu selections, shareholder system integration, testing, etc.)
All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns
Cost based on project requirements.

Exhibit G (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (continued) at October, 2016
Short-Term Trader
Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪	90 days or less: $___ per open account
▪	91-180 days: $___ per open account
▪	181-270 days: $___ per open account
▪	271 days – 1 year: $___ per open account
▪	1 year – 2 years: $___ per open account
Excessive Trader
Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪	$___ setup per fund group of 1-5 funds, $___ setup per fund group of over 5 funds
▪	$___ per account per year
Transfer Agent Training Services
On-site at USBFS – $___ per day
At Client Location – $___ per day plus travel and Miscellaneous expenses if required
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$___ per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$___ setup per fund group
$___ per month administration
$___ per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
$___ per fund group per month
Literature Fulfillment Services
Account Management/Database Administration
$___ per month
Receiving – $___ per SKU
Order Processing – $___ per order
Skid Storage – $___ per month per location
Disposal – $___ per SKU
Inbound Teleservicing Only
Account Management – $___ per month (OR)
Call Servicing – $___ per call
Lead Source Reporting
$___ per month
Closed Loop Reporting
Account Management – $___ per month
Database Installation, Setup – $___ per fund group
Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews. $___  per Month

Exhibit G (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at October, 2016
CTI Reporting
Integrated custom detailed call reporting
$___ per monthly report
Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
Initial data population:  $___ for less than 25 CUSIP / $___ for 25 CUSIPS or more
Monthly maintenance:  $___ per management company
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $___/hour
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$___ per qualified plan account or Coverdell ESA account (Cap at $___ per SSN)
$___ per transfer to successor trustee
$___ per participant distribution (Excluding SWPs)
$___ per refund of excess contribution
$___ per reconversion/recharacterization

Additional Shareholder Paid Fees
$___ per outgoing wire transfer or overnight delivery
$___ per telephone exchange
$___ per return check or ACH or stop payment
$___ per research request per account (This fee applies to requests for statements older than the prior year)
Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:
$___ setup per fund group
$___ per certificate transaction
Real Time Cash Flow
Implementation (one time charge) & Recurring Charges (monthly)
Up to 5 Users – $___
Over 5 Users – to be provided
Training
WebEx - $___ per user
On Site at USBFS – $___ per day
At Client Location – $___ per day plus travel and Miscellaneous expenses if required
Real Time Data Feeds
Implementation (per feed) – $___ per hour (8 hour estimate)
Recurring (per feed) – $___ per month
Fund Closing/Deconversion Fees
Programming & File Delivery – $___/hour
Project  Management/Analysis – $___/hour
Account Data Retention – $___/account/month until purged*
CUSIP Data Retention – $___/CUSIP/month until purged*

*FINCEN regulations require account retention for 12 months following closing.  Data is purged the first July after retention requirements have been fulfilled.

Exhibit G (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at October, 2016
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
▪ $___ – $___ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
▪ $___ – $___ MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
▪ $___ – $___ MARS Sales Reporting (Includes 5 Sales Users)
▪ $___ – $___ MARS 22c-2 Compliance (Includes 5 Compliance Users)
▪	$___ – $___ – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and  business requirement analysis. Additional Enhanced Services support can be negotiated.
Standard Version 8i System Setup & Implementation Costs (One-time fee)
▪	$___ – SalesForce.com Integration
▪	$___ – Custom Data Interface
▪	$___ – OmniSERV Setup
▪	$___ – Standard Interface
▪	$___ – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪ $___ – Sales Reporting
▪	$___ – 22c-2 Compliance
▪	$___ – CRM
▪	$___ – SFDC
Standard Version 8i Products & Services (Monthly Fee)
▪	$___ – OmniSERV
▪	$___ – Daily Transaction Load from Sales Portal
▪	$___ – Monthly Asset Load from Sales Portal
▪	$___ – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
▪ $___ – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
▪	$___/month (AUM $0 – $99,999,999.99)
▪	$___/month (AUM $100,00,000 – $249,999,999.99)
▪	$___/month (AUM $250,000,000 – $399,999,999.99)
▪	$___/month (AUM $400,000,000 – $499,999,999.99)
Once an AUM of $500,000,000 has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $___ per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $75 per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
▪	$___ – Custom Data Interface
▪	$___ – Standard Interface
▪	$___ – OmniSERV Interface
Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
▪	$___ /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Exhibit G (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at October, 2016
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $___ per statement
Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
Development & Implementation of Electronic Confirm Statements – $___ initial setup fee
Note: Quarterly minimum fee of $___.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $___ per statement
Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
Development & Implementation of Electronic Investor Statements – $___ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $___ per statement
Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
Development & Implementation of Electronic Tax Statements – $___ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
Development & Implementation of Electronic Compliance Documents – $___ initial setup fee
Note: Annual compliance minimum fee of $___.

Related FAN Web  Fees
View Consent Enrollment – $___ per transaction
Consent Enrollment – $___ per transaction
View Statements – $___ per view

Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee.  Archive fee of $___ per document per year for three years and greater, if desired
FAN Web customization charges also apply

Advisor’s Signature below acknowledges approval of the Transfer Agent fee schedules on this Exhibit G.

Rareview Capital  LLC

By: /s/Neil Azous

Printed Name and Title: Neil Azous, Managing Member    Date: October 14, 2016